Exhibit 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Straub	Leslie Loyet
Chief Financial Officer	(312) 640-6672
(773) 380-6636

FOR IMMEDIATE RELEASE

MONDAY, MAY 11, 2009

DEERFIELD CAPITAL CORP. ANNOUNCES FIRST QUARTER 2009 RESULTS

CHICAGO, May 11, 2009 — Deerfield Capital Corp. (NYSE AMEX: DFR) (“DFR” or the “company”) today announced the results of operations for its first quarter ended March 31, 2009.

FIRST QUARTER 2009 SUMMARY

•                  Net income for the quarter totaled $11.5 million, or $1.72 per diluted common share.

•                  Core earnings for the quarter totaled $5.0 million, or $0.75 per diluted common share. Core earnings is a non-GAAP financial measure which primarily reflects GAAP earnings excluding certain non-cash and special charges and income tax (see reconciliation of non-GAAP measures attached).

•                  Unrestricted cash, cash equivalents, unencumbered residential mortgage backed securities (“RMBS”) and net equity in financed RMBS totaled approximately $65.1 million at quarter end.

•                  Assets under management (“AUM”) totaled $10.3 billion at April 1, 2009.

Commenting on first quarter results, Jonathan Trutter, Chief Executive Officer, said, “We experienced some recovery in the value of our principal investing portfolio which, combined with the realization of benefits from our cost savings initiatives, contributed to positive first quarter results.”  Trutter added, “Although the market environment continues to be challenging, we are excited about the establishment of our recently announced investment vehicle with Pegasus and expect 2009 to provide additional new business opportunities for growth in our Investment Management segment.”

First Quarter Financial Overview

The results for the quarter ended March 31, 2009 reflect positive net income and core earnings.  The realization of lower expenses resulting from the company’s cost savings initiative during the fourth quarter and an improvement in asset prices, which led to net gains on investment holdings, were the main drivers in the company’s positive financial results.  The net income for the quarter totaled $11.5 million, or $1.72 per diluted common share, an improvement of $154.1 million as compared to the net loss of $142.6 million, or $21.15 per diluted common share, during the fourth quarter 2008.

In the first quarter, the company had positive core earnings of $5.0 million, or $0.75 per share, an increase of $1.7 million, or 51.5 percent, as compared to the $3.3 million, or $0.49 per share, of core earnings generated during the fourth quarter 2008. This improvement was driven largely by the implementation of the company’s cost savings initiatives.

Net interest income totaled $6.8 million for the quarter ended March 31, 2009, an increase of $1.3 million, or 23.6 percent, as compared to $5.5 million in the fourth quarter 2008.  The overall lower interest rate environment during the quarter resulted in a $4.9 million and $6.1 million reduction in interest income and interest expense, respectively, compared to the fourth quarter 2008.  Although the company experienced an increase in non-performing loans during the quarter and continued to reduce the size of the company’s principal investing portfolio, DFR still experienced an increase in net interest income for the quarter.  This increase was primarily attributable to the increased net spread on the company’s RMBS portfolio and the $0.9 million decrease in interest expense on its long-term recourse debt.

Investment advisory fees totaled $4.7 million in the quarter, a decline of $2.0 million, or 30.0 percent, as compared to $6.7 million in the fourth quarter 2008. The decrease in investment advisory fees was primarily the result of the breach of certain overcollateralization tests contained in certain of the collateralized loan obligations (“CLOs”) that the company manages.  Pursuant to the terms of the company’s CLO management agreements, all or a portion of the company’s subordinated management fees may be deferred if, among other things, overcollateralization tests and other structural protections built into the CLOs are breached and divert cash flows from the payment of management fees and other expenses to the prepayment of the debt securities issued by the CLOs.    Breaches of overcollateralization tests may occur if, for example, the issuers of the collateral underlying the CDOs default on or defer payment of principal or interest relating to such collateral or the ratings assigned to such collateral are downgraded below a specified threshold. Subordinated investment advisory fees declined by $1.3 million during the three months ended March 31, 2009 compared to the fourth quarter 2008.  DFR expects its CLO subordinated investment advisory fees to further decline and be subject to deferral in the near term.  However, over time and with improved market conditions, the company expects the CLOs to regain compliance with the overcollateralization tests and, subject to the satisfaction of certain other conditions, DFR expects to recoup at least a portion of the deferred subordinated management fees and to receive future CLO subordinated management fees on a current basis.   The remaining decline in investment advisory fees primarily related to the company’s fixed income arbitrage investment fund, which was liquidated during the fourth quarter 2008 and provided $0.6 million of fees for that period.

The provision for loan losses was $2.1 million for the quarter compared with $56.0 million in the fourth quarter 2008. The first quarter 2009 provision for loan losses consisted of $1.3 million related to commercial real estate loans and $0.8 million related to loans held in DFR Middle Market CLO Ltd. (“DFR MM CLO”).

Expenses totaled $8.3 million for the quarter, a decrease of $10.5 million, or 55.8 percent, compared with $18.8 million in the fourth quarter 2008. Impairment of intangible assets and severance and other exit costs from the implementation of the company’s cost savings initiatives were $6.7 million and $1.3 million, respectively, of the expense decline from the fourth quarter 2008.  Excluding those special items, the decline in expenses for the first quarter 2009 compared to the fourth quarter 2008 was $2.5 million, or 23.6 percent.  The benefits from the company’s cost savings initiatives largely contributed to the decline in compensation and benefits, professional services and other general and administrative expenses of $1.8 million, $0.4 million and $0.2 million, respectively.

Other income and gain (loss) was a net gain of $10.5 million in the quarter compared with a net loss of $80.0 million in the fourth quarter 2008. The improvement in the current quarter primarily resulted from net gains of $5.1 million and $5.8 million related to the company’s RMBS and loan portfolios, respectively.  These net gains largely consisted of unrealized appreciation in these assets.  However, included in those amounts were $6.2 million of realized losses and $1.1 million of realized gains from sales of loans held in the company’s non-recourse warehouse funding agreement with Wachovia Capital Markets, LLC (the “Wachovia Facility”) and DFR MM CLO, respectively.   These net gains were also partially off set by $0.4 million of net losses from derivatives.

AUM

As of April 1, 2009, DFR’s AUM totaled approximately $10.3 billion held in twenty-eight collateralized debt obligations (“CDOs”) and six separately managed accounts.

Investment Portfolio

Total invested assets increased by $31.3 million, or 3.9 percent, to $839.7 million as of March 31, 2009 compared to the end of the fourth quarter 2008. The increase was primarily attributable to purchases of securities in DFR MM CLO and increases in the market value of the company’s investments.

Liquidity

Unencumbered RMBS and unrestricted cash and cash equivalents aggregated $47.3 million at March 31, 2009. In addition, net equity in the financed RMBS portfolio (including associated interest rate swaps), excluding the unencumbered RMBS included above, totaled $17.8 million at quarter end. In total, DFR had unrestricted cash and cash equivalents, unencumbered RMBS and net equity in its financed RMBS portfolio of $65.1 million as of March 31, 2009. As of March 31, 2009, the fair value of its agency RMBS and non-agency RMBS portfolios were $333.9 million and $4.8 million, respectively.

As of May 8, 2009, the company entered into a second amended and restated forbearance agreement related to the Wachovia Facility extending the period through which no action will be taken in respect of any prior noncompliance with the covenant requiring the company to maintain stockholders’ equity of at least $240.0 million as well as certain other covenants under the Wachovia Facility through the earlier of July 7, 2009 and the date of any breach of the forbearance agreement by the company.  The outstanding balance on the Wachovia Facility has been reduced from $12.0 million as of March 31, 2009 to $0.9 million as of May 8, 2009 as a result of the sales of assets in the Wachovia Facility.

New Investment Venture

On April 14, 2009, the company announced the establishment of Deerfield Pegasus Loan Capital LP (“DPLC”), its new investment venture with Pegasus Capital Advisors L.P. (“Pegasus”).  Pegasus is a U.S. based private equity firm.  Pegasus and the company have committed to invest $75.0 million and $15.0 million, respectively, in DPLC with such amounts to be invested primarily in corporate bank loans and other senior secured corporate loans.  The commitments of each of Pegasus and DFR are subject to numerous conditions, any or all of which may not be satisfied.  DPLC will be managed by Deerfield Capital Management LLC.

About the Company

Deerfield Capital Corp., through its subsidiary, Deerfield Capital Management LLC, manages client assets, including bank loans and other corporate debt, RMBS, government securities and asset-backed securities. In addition, Deerfield Capital Corp. has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and RMBS.

For more information, please go to the company website, at www.deerfieldcapital.com.

* * Notes and Tables to Follow * *

NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of Deerfield Capital Corp. and its subsidiaries (“DFR”). Forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

Various factors could cause DFR’s actual results to differ materially from those described in any forward-looking statements. These factors include, but are not limited to: changes in economic and market conditions, particularly as they relate to the market for debt securities, such as mortgage-backed securities, and collateralized debt obligations; continued availability of financing; DFR’s ability to maintain adequate liquidity, including DFR’s ability to negotiate a longer term solution with the holders of its trust preferred securities with respect to their current waiver of DFR’s net worth covenant, which will expire on April 1, 2010; changes in DFR’s investment, hedging or credit strategies or the performance and values of its investment portfolios; whether the conditions to Pegasus Capital Advisors L.P.’s investment commitments are satisfied; DFR’s ability to develop and submit an acceptable plan to the NYSE Amex LLC (the “NYSE Amex”) that adequately addresses how DFR intends to regain compliance with NYSE Amex continued listing requirements; DFR’s ability to comply generally with the continued listing standards of the NYSE Amex; DFR’s ability to maintain a $15,000,000 market value of publicly held shares; DFR’s ability to generate earnings or raise capital to achieve positive stockholders’ equity; internal policy decisions at the NYSE Amex; the effects of defaults or terminations under, and DFR’s ability to enter into replacement transactions with respect to, repurchase agreements, interest rate swaps and long-term debt obligations; reductions in DFR’s assets under management and related management and advisory fee revenue; DFR’s ability to make investments in new investment products and realize growth of fee-based income; changes to DFR’s tax status; DFR’s ability to forecast its tax attributes, which are based upon various facts and assumptions, and its ability to protect and use its net operating losses to offset taxable income; DFR’s ability to maintain compliance with its existing debt instruments and other contractual obligations; impact of restrictions contained in DFR’s existing debt instruments; DFR’s ability to maintain its exemption from registration as an investment company pursuant to the Investment Company Act of 1940; the cost, uncertainties and effect of any legal and administrative proceedings, such as the current Securities and Exchange Commission (“SEC”) investigation into certain mortgage-backed securities trading procedures in connection with which the SEC has requested certain information from DFR regarding certain of its mortgage securities trades; DFR’s ability to enter into, and the effects of, any potential strategic transactions; and changes in, and the ability of DFR to remain in compliance with, law, regulations or government policies affecting DFR’s business, including investment management regulations and accounting standards.

These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K for the year ended December 31, 2008, DFR’s quarterly reports on Form 10-Q and DFR’s other public filings with the SEC and public statements. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
	2009	2008
	(In thousands, except share
	and per share amounts)
ASSETS
Cash and cash equivalents	$42,354	$32,791
Due from broker	23,939	15,065
Restricted cash and cash equivalents	23,905	76,892
Available-for-sale securities—at fair value	2,619	2,338
Trading securities, including $335,252 and $340,866 pledged—at fair value	339,436	347,977
Other investments	4,764	4,764
Derivative assets	21	132
Loans held for sale	210,616	218,137
Loans held for investment	304,438	255,351
Allowance for loan losses	(22,171)	(19,979)
Loans held for investment, net of allowance for loan losses	282,267	235,372
Investment advisory fee receivables	2,030	4,012
Interest receivable	4,360	5,843
Other receivable	2,513	4,249
Prepaid and other assets	11,678	11,831
Fixed assets, net	8,820	9,143
Intangible assets, net	26,997	28,310
TOTAL ASSETS	$986,319	$996,856

LIABILITIES
Repurchase agreements, including $53 and $407 of accrued interest	$318,641	$326,112
Due to broker	—	1,514
Derivative liabilities	13,817	13,529
Interest payable	2,575	6,606
Accrued and other liabilities	7,190	15,112
Long term debt	714,622	716,417
TOTAL LIABILITIES	1,056,845	1,079,290

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001: 100,000,000 shares authorized; 14,999,992 and zero shares issued and zero outstanding	—	—
Common stock, par value $0.001: 500,000,000 shares authorized; 6,455,466 and 6,455,466 shares issued and 6,454,383 and 6,449,102 shares outstanding	6	6
Additional paid-in capital	865,910	865,869
Accumulated other comprehensive loss	(3,928)	(4,256)
Accumulated deficit	(932,514)	(944,053)
TOTAL STOCKHOLDERS’ DEFICIT	(70,526)	(82,434)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$986,319	$996,856

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(In thousands, except share and per share amounts)
REVENUES
Interest income	$13,782	$18,661	$61,350
Interest expense	6,999	13,112	47,600
Net interest income	6,783	5,549	13,750
Provision for loan losses	2,107	56,035	2,200
Net interest income (expense) after provision for loan losses	4,676	(50,486)	11,550
Investment advisory fees	4,737	6,668	12,119
Total net revenues	9,413	(43,818)	23,669

EXPENSES
Compensation and benefits	3,354	5,197	9,101
Professional services	790	1,237	1,387
Insurance expense	764	700	734
Other general and administrative expenses	946	1,162	1,430
Depreciation and amortization	1,635	1,677	2,687
Occupancy	639	643	621
Cost savings initiatives	197	1,496	257
Impairment of intangible assets and goodwill	—	6,704	27,906
Total expenses	8,325	18,816	44,123

OTHER INCOME AND LOSS
Net (loss) gain on available-for-sale securities	(31)	18	—
Net gain (loss) on trading securities	5,138	(3,867)	(200,719)
Net gain (loss) on loans	5,815	(63,643)	(26,542)
Net loss on derivatives	(404)	(12,999)	(223,215)
Dividend income and other (loss) gain	(49)	483	118
Net other income and gain (loss)	10,469	(80,008)	(450,358)

Income (loss) before income tax expense	11,557	(142,642)	(470,812)
Income tax expense (benefit)	18	(33)	(7,202)
Net income (loss)	11,539	(142,609)	(463,610)
Less: Cumulative convertible preferred stock dividends and accretion	—	—	2,393
Net income (loss) attributable to common stockholders	$11,539	$(142,609)	$(466,003)

NET INCOME (LOSS) PER SHARE—BASIC	$1.72	$(21.15)	$(84.78)
NET INCOME (LOSS) PER SHARE—DILUTED	$1.72	$(21.15)	$(84.78)

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC	6,702,329	6,743,274	5,496,522
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING - DILUTED	6,702,329	6,743,274	5,496,522

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

The company believes that core earnings, a non-GAAP financial measure, is a useful metric for evaluating and analyzing performance.  The calculation of core earnings, which the company uses to compare financial results from period to period, eliminates the impact of certain non-cash and special charges and income tax.  Core earnings provided herein may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure and may therefore be defined differently by other companies. Core earnings includes the earnings from the company’s consolidated variable interest entities (“VIEs”), Market Square CLO Ltd. (“Market Square CLO”) and DFR MM CLO, which is not indicative of cash flows received from these VIEs.

Core Earnings

The table below provides reconciliation between net income (loss) and core earnings:

	For the three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(In thousands, except share and per share amounts)

Net income (loss)	$11,539	$(142,609)	$(463,610)
Add back:
Provision for loan losses	2,107	56,035	2,200
Cost saving initiatives	197	1,496	257
Depreciation and amortization	1,635	1,677	2,687
Impairment of intangible assets and goodwill	—	6,704	27,906
Net other income and (gain) loss	(10,469)	80,008	450,358
Income tax expense (benefit)	18	(33)	(7,202)
Core earnings	$5,027	$3,278	$12,596

Core earnings per share - diluted	$0.75	$0.49	$2.29

Weighted-average number of shares outstanding - diluted	6,702,329	6,743,274	5,496,522

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

INVESTMENT ADVISORY FEES AND INTEREST INCOME AND EXPENSE

The following table summarizes the company’s investment advisory fees and interest income and expense:

	For the three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(In thousands)

CDO management fees:
Senior fees	$2,938	$3,241	$4,317
Subordinated fees	1,403	2,688	3,542
Performance fees	152	—	72
Total CDO management fees	4,493	5,929	7,931
Separately managed accounts and other	244	125	246
Fixed income arbitrage investment funds	—	614	3,942
Total investment advisory fees	$4,737	$6,668	$12,119

Interest Income:
RMBS, U.S. Treasury bills and other securities	$4,565	$5,300	$43,037
Assets held in Market Square CLO	3,062	4,393	5,227
Assets held in DFR MM CLO	5,820	6,713	8,241
Other corporate debt	335	2,255	4,845
Total interest income	13,782	18,661	61,350

Interest Expense:
Recourse:
Repurchase agreements and other short-term debt	$687	$2,430	$36,585
Series A and Series B notes	1,344	1,829	1,942
Trust preferred securities	1,623	2,084	2,260
Total recourse interest expense	3,655	6,343	40,787
Non-Recourse
Market Square CLO	1,705	3,363	3,356
DFR MM CLO	1,545	2,935	2,956
Wachovia Facility	94	471	501
Total non-recourse interest expense	3,344	6,769	6,813
Total interest expense	$6,999	$13,112	$47,600

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

AUM AND INVESTMENT PORTFOLIO

The following table summarizes AUM for each product category:

	April 1, 2009		January 1, 2009
	Number of		Number of
	Accounts	AUM	Accounts	AUM
		(In thousands)		(In thousands)
CDOs (1) :
CLOs	12	$4,184,002	12	$4,286,407
Asset-backed securities	12	4,906,125	12	5,229,331
Corporate bonds	4	910,924	3	775,153
Total CDOs	28	10,001,051	27	10,290,891
Separately managed accounts (2)	6	320,488	5	205,201
Total AUM (3)		$10,321,539		$10,496,092

(1) CDO AUM numbers generally reflect the aggregate principal or notional balance of the collateral and, in some cases, the cash balance held by the CDOs and are as of the date of the last trustee report received for each CDO prior to April 1, 2009 and January 1, 2009, respectively. The AUM for the Euro-denominated CDOs has been converted into U.S. dollars using the spot rate of exchange on March 31, 2009 and December 31, 2008, respectively.

(2) AUM for certain of the separately managed accounts is a multiple of the capital actually invested in such account. Management fees for these accounts are paid on this higher AUM amount.

(3) Included in Total AUM are $296.5 million and $295.1 million related to Market Square CLO, and $293.8 and $303.1 million related to DFR MM CLO for April 1, 2009 and January 1, 2008, respectively, which amounts are also included in the total AUM reported for the Principal Investing portfolio as of March 31, 2009 and December 31, 2008.  DCM manages these CDOs but is not contractually entitled to receive any management fees so long as 100 percent of the equity is held by Deerfield Capital LLC or an affiliate thereof. All other amounts included in the Principal Investing portfolio are excluded from Total AUM.

The following table summarizes the principal investing portfolio:

	March 31, 2009		December 31, 2008
	Carrying	% of Total	Carrying	% of Total
Principal Investments	Value	Investments	Value	Investments
	(In thousands)		(In thousands)

RMBS (1)	$338,729	39.3%	$347,817	42.0%
Corporate leveraged loans:
Loans held in DFR MM CLO (2)	292,108	33.9%	243,103	29.3%
Loans held in Wachovia Facility	4,831	0.6%	21,742	2.6%
Other corporate leveraged loans	8,270	1.0%	12,394	1.5%
Assets held in Market Square CLO (3)	200,841	23.3%	186,305	22.5%
Commercial real estate loans and securities	12,330	1.4%	12,282	1.5%
Equity securities	4,764	0.5%	4,764	0.6%
Total Investments	861,873	100.0%	828,407	100.0%
Allowance for loan losses	(22,171)		(19,979)
Net Investments	$839,702		$808,428

(1) RMBS consist of agency RMBS with estimated fair values of $333.9 million and $342.4 million as of March 31, 2009 and December 31, 2008, respectively, and non-agency RMBS with estimated fair values of $4.8 million and $5.4 million as of March 31, 2009 and December 31, 2008.

(2) Assets held in DFR MM CLO are the result of the July 17, 2007 securitization of corporate loans held in the non-recourse credit facility with Wachovia. The company purchased 100 percent of the equity interests for $50.0 million and all of the BBB/Baa2 rated notes for $19.0 million.

(3) Assets held in Market Square CLO include syndicated bank loans of $197.5 million and $184.0 million, high yield corporate bonds and ABS of $2.6 million and $2.3 million and other investments of $0.7 million and zero as of March 31, 2009 and December 31, 2008, respectively.